                                                                   Exhibit 4(hh)

                                SECOND AMENDMENT
                                       TO
                         REGISTRATION RIGHTS AGREEMENT

     THIS SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT ("this Amendment") is dated effective as of December 13, 1999, by and among Regent Communications, Inc. (the "Company") and the undersigned stockholders (the "Stockholders").

                                  WITNESSETH:

     THAT, WHEREAS, the Company and the Stockholders are parties to a certain Registration Rights Agreement dated as of June 15, 1998, as amended (the "Agreement") under which the Stockholders have been granted certain registration rights; and

     WHEREAS, on the effective date hereof, Mesirow Capital Partners VII, PNC Bank, N.A., Custodian, Blue Chip Capital Fund III Limited Partnership, The Prudential Insurance Company of America and certain other investors who are already parties to the Agreement (collectively, the "Series K Purchasers") (Mesirow Capital Partners VII, PNC Bank, N.A., Custodian and Blue Chip Capital Fund III Limited Partnership collectively referred to as the "New Series K Purchasers") purchased shares of the Company's Series K Convertible Preferred Stock, par value $.01 per share; and

     WHEREAS,it is in the best interests of the Company and the Stockholders that the Series K Purchasers purchase such shares; and

     WHEREAS, as an inducement to the Series K Purchasers to purchase such shares, the Company and the Stockholders are willing to cause the Agreement to be amended in certain respects including, without limitation, to add the New Series K Purchasers as parties to the Agreement.

     NOW, THEREFORE, it is hereby agreed as follows:

     1.   AMENDMENTS.

          (a) The Agreement is hereby amended to add the New Series K Purchasers as parties thereto.

          (b) Paragraph 2(a) of the Agreement is hereby amended to substitute the word "or" for the word "and" therein so that hereafter it shall read in its entirety as follows:

          "At any time, Waller-Sutton or, after July 1, 2000, Waller-Sutton or the holders of at least 10% of the outstanding Common Stock (computed on an "as-converted" and fully diluted basis) shall have the right to request that Regent register all or part of its Registrable Securities under the Securities Act of 1933, as amended (the "Securities Act")."

          (c) Paragraph 2(g) of the Agreement is hereby amended and restated in its entirety to read as follows:

          "(g) In addition to the right to request registration pursuant to
          Section 2(a), if the Company is eligible to register securities with the
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     SEC on behalf of selling Stockholders on Form S-3, or a similar "short form" registration statement, then (i) at any time Waller-Sutton or, after the first anniversary of a Qualified Public Offering, Waller-Sutton or the holders of at least 10% of the outstanding Common Stock (computed on an "as-converted" and fully-diluted basis), will be entitled to request an unlimited number of such "short form" registrations (which may constitute a shelf registration pursuant to Rule 415 under the Securities Act) for which the Company will pay all Registration Expenses and (ii) after the first anniversary of a Qualified Public Offering, Prudential and Mesirow, acting together, will be entitled to request one non-underwritten "short form" registration (which may constitute a shelf registration pursuant to Rule 415 under the Securities Act) for which the Company will pay all Registration Expenses. All Stockholders shall be entitled to participate in such "short form" registrations in the same manner as provided in Section 2(a)."

     (d) A new section 2(j) is hereby added to the Agreement, which shall read in its entirety as follows:

     "Registrations made pursuant to this Section 2 shall be made using "short form" registration statements whenever Regent is permitted to use such applicable form and Waller-Sutton or such other holders as are entitled to request registration pursuant to this Section 2(a) request or consent to the use of such form. Notwithstanding the provisions of Section 4(a)(ii), the Company shall not be required to keep any registration statement filed pursuant to Section 2(g)(ii) effective for a period of more than 90 days."

     (e) Paragraph 10(c) of the Agreement is hereby amended and restated in its entirety to read as follows:

     "(c) In the event the Registrable Securities of Waller-Sutton initially sought to be included on a Registration Statement (prior to the operation or application of any "cut-back" provisions set forth herein) do not represent more than 20% of Waller-Sutton's Registrable Securities or in the event the Registrable Securities of Waller-Sutton are not included on a registration statement filed pursuant to Section 2 or 3 hereof, the term "Waller-Sutton," as used in Sections 2(b), 2(f), 2(i) (only in the proviso therein), 4(a)(iv), 4(f) and 7(c) in respect of such registration statement, shall refer to the holders of a majority of the Registrable Securities being included on such registration statement."

     (f) The first sentence of Paragraph 5 of the Agreement is hereby amended by substituting for the phrase "Waller-Sutton," in the third line thereof, the phrase "Investors Committee or Executive Committee, each as defined under the Second Amended and Restated Stockholders Agreement, as amended, among Waller-Sutton and the other Stockholders which are parties thereto (the "Stockholders Agreement"), or following any termination of the Executive Committee, the Corporation's Board of Directors."
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          (g)  The definition of "Qualified Public Offering" in Paragraph 11 of the Agreement is hereby amended and restated in its entirety to read as follows:

          "Qualified Public Offering" shall have the meaning ascribed to it in the Stockholders Agreement.''

          (h) The first sentence of Paragraph 12 of the Agreement is hereby deleted in its entirety and the following substituted therefor:

          "Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the parties to this Agreement unless approved in writing by the Investors Committee or Executive Committee (each as defined under the Second Amended and Restated Stockholders Agreement, as amended, among Waller-Sutton and the other Stockholders which are parties thereto), if either exists and, in any event, the Stockholders who are the holders of at least 51% of the Stock held by the Stockholders."

     2. AGREEMENT TO BE BOUND. Each of the Series K Purchasers, by its execution hereof, agrees to be bound by all of the provisions of the Agreement.

     3. TERMS OF AGREEMENT UNAFFECTED. Except as specifically amended hereby, the terms, conditions and provisions of the Agreement remain in full force and effect.

     4. COUNTERPARTS. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.





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     IN WITNESS WHEREOF, the signatories below have caused this Amendment to be executed and delivered effective as of the date first above written.

REGENT COMMUNICATIONS, INC.                     WALLER-SUTTON MEDIA PARTNERS,
                                                  L.P.

By: /s/ Terry S. Jacobs                         By: Waller-Sutton Media, L.L.C.,
    ---------------------------                      ---------------------------

Its: /s/ Chairman and CEO                       Its: William H. Ingram, Chairman
     --------------------------                      ---------------------------


/s/ Terry S. Jacobs
-------------------------------
TERRY S. JACOBS                                 BLUE CHIP CAPITAL FUND II
                                                  LIMITED PARTNERSHIP

/s/ William L. Stakelin                         By: Blue Chip Venture Company,
-------------------------------                     Ltd., its General Partner
WILLIAM L. STAKELIN

BLUE CHIP CAPITAL FUND III                      By: /s/ John H. Wyant
LIMITED PARTNERSHIP                                 ---------------------------

                                                Its: Manager
                                                     --------------------------
By: Blue Chip Venture Company,
    Ltd., its General Partner

By: /s/ John H. Wyant                           PNC BANK, N.A., AS TRUSTEE
    ---------------------------

Its: Manager                                    By: /s/ Eugenia A. Kelly
     --------------------------                     ---------------------------

                                                Its: Vice President
                                                     --------------------------

MIAMI VALLEY VENTURE FUND, L.P.                 RIVER CITIES CAPITAL FUND
                                                LIMITED PARTNERSHIP
By: Blue Chip Venture Company of Dayton,
    Ltd., its Special Limited Partner                 By: Mayson, Inc.
                                                          its General Partner
By: /s/ John H. Wyant                                 By: /s/ R. Glen Mayfield
    ---------------------------                           ---------------------
    John H. Wyant, Manager                                R. Glen Mayfield, Vice
                                                            President

PNC BANK, N.A., CUSTODIAN                       MESIROW CAPITAL PARTNERS VII

By: /s/ Eugenia A. Kelly                        By: Mesirow Financial Services,
    ---------------------------                     Inc., its General Partner

Its: Vice President                               By: /s/ William P. Sutter, Jr.
     --------------------------                       --------------------------
                                                      William P. Sutter, Jr.,
                                                      Vice President
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WPG CORPORATE DEVELOPMENT                       THE ROMAN ARCH FUND L.P.
 ASSOCIATES V, L.L.C.

By: /s/ Kenneth J. Hanau                        By: /s/ Robert Willard
   ----------------------------                    ----------------------------

Its: President                                  Its: Executive Vice President
   ----------------------------                     ---------------------------


WPG CORPORATE DEVELOPMENT                       THE ROMAN ARCH FUND II L.P.
 ASSOCIATES V, (OVERSEAS), L.P.

By: /s/ Kenneth J. Hanau                        By: /s/ Robert Willard
   ----------------------------                     ---------------------------

Its: President                                  Its: Executive Vice President
    ---------------------------                      --------------------------


GENERAL ELECTRIC CAPITAL                        BMO FINANCIAL, INC.
 CORPORATION

By: /s/ Kenneth M. Gacevich                     By:
   ----------------------------                    -----------------------------

Its: Duly Authorized Signatory                  Its:
    ---------------------------                     ----------------------------


                                                THE PRUDENTIAL INSURANCE
                                                  COMPANY OF AMERICA

/s/ William H. Ingram                           By: /s/ William Ogden
-------------------------------                    -----------------------------
WILLIAM H. INGRAM

                                                Its: Vice President
-------------------------------                     ----------------------------
THOMAS P. GAMMON